UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The 2007 Annual Meeting of Stockholders of Smart Online Inc. (the "Company") is scheduled for June 20, 2007.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be soliciting material in respect of the Company’s 2007 Annual Meeting of Stockholders. The Company will file a proxy statement regarding the Annual Meeting with the U.S. Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain the proxy statement and any other relevant documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in respect of the 2007 Annual Meeting of Stockholders. Certain information regarding the participants and their interest in the Company’s securities is set forth in the Amendment No. 1 to the Company’s Annual Report on Form 10-K/A files with the SEC on April 30, 2007. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the 2007 Annual Meeting of Stockholders when it becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

May 21, 2007	By:	/s/ Dennis Michael Nouri

Name: Dennis Michael Nouri
Title: President and Chief Executive Officer